Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.

White Eagle Assurance Company (Incorporated in Vermont)

Helmerich & Payne International Drilling Co. (Incorporated in Delaware)

Subsidiaries of Helmerich & Payne International Drilling Co.

Helmerich & Payne (Africa) Drilling Co. (Incorporated in Cayman Islands, British West Indies)

Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne (Gabon) Drilling Co. (Incorporated in Cayman Islands, British West Indies)

Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)

Subsidiary of Helmerich & Payne (Boulder) Drilling Co.

Helmerich and Payne Mexico Drilling, S. De R.L. de C.V. (Incorporated in Mexico)

Helmerich & Payne (Boulder) Drilling Co. Limitada (Limited Liability Company - Incorporated in Chile)

Helmerich & Payne (Australia) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)

Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)

Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)

H&P Finco (Incorporated in Cayman Islands, British West Indies)

H&P Invest Ltd. (Incorporated in Cayman Islands, British West Indies)

TerraVici Drilling Solutions, Inc. (Incorporated in Delaware)

The Space Center, Inc. (Incorporated in Oklahoma)

Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)

Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

Subsidiaries of Utica Square Shopping Center, Inc.

Fishercorp, Inc. (Incorporated in Oklahoma)